EXHIBIT 10.2

Gas Supply Contract for Coke-oven Gas Power Generation Project

Party A: Shenmu County Jiujiang Trading Co., Ltd. (hereinafter referred to as Party A)
Address: Shagoumao Village, Xigou Office, Shenmu County
Legal Representative: Hao Ziwei

Party B: Xi’an TCH Energy Technology Co., Ltd. (hereinafter referred to as Party B)
Address: No. 86, Gaoxin Road, Hi-tech Zone, Xi’an, Shaanxi Province
Legal Representative: Ku Guohua

Whereas:
1.	Through friendly negotiation, Party A and Party B signedCooperative Contract on Coke-oven Gas Power Generation Project on May 14, 2009 (hereinafter referred to as “project contract”).
2.	According to the agreement of above project contract, both parties reach the following agreement on matters of Party A supplies coke-oven gas to Party B.

I.	Party A shall supply coke-oven gas to Party B for free;
II.
Party A ensures that monthly gas supply shall be not less than 21,600,000 standard cubic meters. If Party A's monthly gas supply is lower than 21,600,000 standard cubic meters, Party B shall settle energy-saving service charge with Party A according to the generating capacity of up to 10,800,000 Kwh a month (i.e. calculated at 0.30 yuan per kilowatt-hour, and 3.24 million yuan a month.)

III.
Party A shall issue a written notice to Party B with five working days in advance if it needs to stop its production for inspection and repair due to its production matters, so that Party B is able to revise its production plans accordingly; however, Party A still must pay the energy-saving service charge to Party B according to the article 2.

IV.	If Party A's gas supply is insufficient and it is caused by its equipment malfunction, Party A shall pay the energy-saving service charge to Party B according to the requirement in article 2.
V.
If Party A fails to supply sufficient gas according to the contract due to force majeure such as natural disaster and national policy etc., Party A shall prolong Party B's operating period accordingly according to Party B's actual shutdown time.

VI.	Based upon the premise that Party A supplies sufficient amount of gas, Party B shall ensure a stable operation of this project and satisfy Party A's demand on electricity.
VII.
This contract shall take effect on the date of execution and will remain effective until both parties terminateCooperative Contract on Coke-oven Gas Power Generation Project. This contract shall have the same legal effect to the Cooperative Contract on Coke-oven Gas Power Generation Project.

Party A: Shenmu County Jiujiang Trading Co., Ltd. (seal)
Representative: Zhao Jun
May 20, 2009

Party B: Xi’an TCH Energy Technology Co., Ltd. (seal)
Representative: Zhou Yao
May 20, 2009